A S S I G N M E N T

     This  agreement  dated  as  of  the  31st  day  of  May,  1999.

BETWEEN:

SUNCOM TELECOMMUNICATIONS INC., a publicly traded corporation incorporated pursuant to the federal laws of Canada

("Suncom")
                                                               of the First Part
                                     - and -

XENON FINANCIAL SERVICES LTD., a corporation incorporated pursuant to the Laws of the British Virgin Islands

("Xenon")
                                                              OF THE SECOND PART

     WHEREAS CNC Admin Inc. (formerly Wintel CNC Communications Inc., formerly Cam-Net Communications Inc.) a corporation continued under the laws of Canada (the "Company") was a wholly owned subsidiary of Suncom (formerly known as Cam-Net Communications Network Inc.);

     AND WHEREAS pursuant to an Asset Purchase Agreement made as of April 1, 1997 between Primus Telecommunications Inc. ("Primus") as purchaser and Cam-Net Communications Network Inc., the Company, Cam-Net Telecommunications Inc. and Preferred Telemanagement Inc. as vendors, Primus purchased certain equipment, customer lists and other assets belonging to the vendors;

     AND WHEREAS the above described Asset Purchase Agreement specifically excluded from the purchase all of the issued and outstanding shares in the capital of the Company held by Cam-Net Communications Network Inc. as well as certain intercompany debt payable by the Company to Cam-Net Communications Network Inc.;

     AND WHEREAS pursuant to a Share Purchase Agreement made as of April 17, 1997, (the "LTG Agreement") Cam-Net Communications Network Inc. sold all of the issued and outstanding shares in the capital of the Company held by it to LTG Holdings Inc. ("LTG");

     AND WHEREAS the Company remains indebted to Suncom in the amount of $95,600,637 in relation to intercompany debt arising from intercompany advances of which all amounts over $70,000,000 are forgivable upon request (hereinafter referred to as the "Indebtedness");

     AND WHEREAS Xenon wishes to purchase the Indebtedness from Suncom and Suncom wishes to sell the Indebtedness to Xenon;

     AND WHEREAS Suncom entered into a plan of compromise with its creditors on or about July 31, 1997 pursuant to the provisions of the Companies Creditors Arrangement Act (the "CCAA") in order to allow Suncom to carry on its business while formulating a restructuring plan;

NOW THEREFORE in consideration of the sum of FIVE HUNDRED AND SEVENTY-FIVE THOUSAND DOLLARS CANADIAN ($575,000), the receipt of which is acknowledged, Suncom hereby grants, bargains, sells, assigns, transfers, conveys and set over unto Xenon, its successors and assigns, all of its right, title and interest in and to the Indebtedness absolutely.

1.     Suncom  hereby  represents  and  warrants  that:

a.     Suncom   has  the   power   and   right  to   transfer  the Indebtedness;

b. the Indebtedness (including accrued interest) was advanced to the Company by Suncom and has not been repaid. The indebtedness remains due and outstanding subject to the terms of the LTG Agreement;

c. Suncom has not taken any steps to forgive any portion or portions of the Indebtedness that is or are in excess of $70 million dollars but such are forgivable upon request without consideration;

d. Suncom has done no act to encumber the Indebtedness and has not made or knowingly made any act, deed or thing by which the Indebtedness or any part of it can be impeached or affected in any manner;

e. the Indebtedness is not subject to any claims for set-off or otherwise by Suncom;

f. the CCAA proceedings do not in any way restrict or prohibit Suncom from dealing with the Indebtedness and, specifically, transferring the Indebtedness in accordance with the provisions herein.

Suncom's liability for breach of a representation or warranty herein shall be limited to the sum of $575,000 provided that any such breach by Suncom did not arise through Suncom's intentional wilfulness or gross negligence.

2. Suncom covenants and agrees that it will, from time to time, and at all times hereafter, upon every reasonable request of Xenon, its successors or assigns, but at the cost of Xenon, make, do and execute or cause and procure to be made, done and executed, all such further acts, deeds or assurances as may be reasonably required by Xenon, its successors or assigns to more effectually assign the Indebtedness, for the purpose of registration or otherwise.

3. Suncom hereby assigns to Xenon all documents, papers, books of account and other books relating to or being records of the Indebtedness by which the Indebtedness is evidenced, acknowledged or made payable.

4. The Agreement is binding upon the undersigned and its successors and assigns.

5. This Agreement shall be construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

6. This Agreement may be executed in counterpart and may be delivered by facsimile transmission.

     IN WITNESS WHEREOF the parties hereby have duly executed this Agreement as of the date first written above.

VIRTUALSELLERS.COM,  INC.

Per:     /s/  signed


SUNCOM  TELECOMMUNICATIONS  INC.

Per:     /s/  signed

XENON  FINANCIAL  SERVICES  LTD.

Per:     /s/  Colin  Wood
     Colin  Wood,  Chairman

The undersigned CNC ADMIN INC. having carefully reviewed all of the above hereby acknowledges, confirms and consents to the same.

CNC  ADMIN  INC.

Per:
"I  have  authority  to  bind  the  Corporation"